BILL OF SALE

     BE IT KNOWN, that for good consideration, and in payment of the sum of Ten Thousand Eight Hundred Seventy-five Dollars and 76/100 ($10,875.76) the receipt and sufficiency of which is acknowledged, the undersigned Board of County Commissioners of Archuleta County, Colorado (Seller) hereby sells and transfers to Wind Dancer Aviation Services, Inc., a subsidiary of Energy & Engine Technology Corporation the (Buyer) and its successors and assigns forever, the following described chattels and personal property:

     Inventory and fuel as shown on attached Exhibit "A"

     Seller warrants to Buyer that it has good and marketable title to said property, full authority to sell and transfer said property, and that said property is sold free of all liens, encumbrances, liabilities and adverse claims of every nature and description whatsoever and that such property is in substantially the same condition as when purchased from Flite-Crafton Aviation, normal wear and tear excepted.

     Seller further warrants to Buyer that it will fully defend, protect, indemnify and hold harmless the Buyer and its lawful successors and assigns from any adverse claim thereto.

     Said assets are otherwise sold in "as is" condition and where presently located.

     Signed this 5th day of December, 2002.

                                             Board of County Commissioners of
                                             Archuleta County, Colorado

                                             /s/ Tim Smith

                                             By: Tim Smith
                                             Manager, Archuleta County Airport


STATE OF COLORADO    )
                     )ss.
COUNTY OF ARCHULETA  )

    The foregoing instrument was acknowledged before me this 5th day of December, 2002, by Tim Smith, Manager, Archuleta County Airport.


     Witness my hand and official seal.

My Commission Expires: 1/16/06                /s/ Brighid McCarthy
                                              NOTARY PUBLIC



FBO CONSUMABLE ITEM INVENTORY
12/4/02 1:23 PM

         ITEM                 LOCATION    QUANTITY    WSLE PRICE     TOTAL

FUELS
-----
100LL AVGAS                   Truck        257          $1.72         $442.04
                              Tank        4462          $1.72       $7,674.64
                                          ----
                                 Total    4719

JET-A                         Truck        347          $1.23         $426.81
                              Tank         938          $1.23       $1,151.28
                                          ----
                                 Total    1283

AUTO FUEL                     Tank       277.3         $1.559         $432.31

OIL
---
PHILLIPS X/C                  Stock         22          $2.23          $49.06
AEROSHELL 15W50               Stock          6          $3.54          $21.24
AEROSHELL W100                Stock         17          $1.96          $33.32
AEROSHELL W80                 Stock         28          $1.94          $50.44
AEROSHELL 100+                Stock          5          $1.96           $9.80
AEROSHELL 100                 Stock          0          $1.96           $0.00
AEROSHELL 80                  Stock         13          $1.94          $25.22
EXXON TURBINE                 Stock         16          $6.90         $110.40

FOOD / DRINKS
-------------
COMBINED AMOUNT                          Total:       $295.00         $295.00

AERO CHARTS
-----------
SECTIONAL                     Stock         26          $4.80         $124.80
TERMINAL AREA                 Stock          4          $2.55          $10.20
WORLD AREA                    Stock          4          $4.80          $19.20
ENROUTE                       Stock          0          $2.46           $0.00

                                                        TOTAL      $10,875.76
